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                                                                    EXHIBIT 10.7



                                 PURCHASE AGREEMENT

                            dated as of October 22, 1998

                                      between

                                REVENGE MARINE, INC.

                                       and

                           BYC ACQUISITION CORPORATION



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                                     INDEX



1.  PURCHASE AND SALE........................................................1
2.  CLOSING..................................................................1
3.  WARRANT..................................................................2
4.  FEES.....................................................................5
5.  REPRESENTATIONS AND WARRANTIES OF REVENGE................................7
6.  REPRESENTATIONS AND WARRANTIES OF BYC....................................9
7.  COVENANTS................................................................9
8.  LEGEND..................................................................11
9.  FEES AND EXPENSES.......................................................12
10. INDEMNIFICATION.........................................................12
11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC............................14
12. NOTICES.................................................................14
13. MISCELLANEOUS...........................................................14

SCHEDULES
---------
Schedule 1A      -  BYC Assets
Schedule 1B      -  Assumed Liabilities



                           DEFINITIONS
                           -----------

Agreement....................1    Indemnified Party........................13
Assumed Liabilities..........1    Indemnifying Party.......................13
Blackfin Vessel..............7    NASDAQ....................................9
BYC..........................1    Revenge...................................1
BYC Assets...................1    SEC.......................................3
Common Stock.................1    Sold, leased or otherwise disposed of.....7
Designated Assets............7    Unit Sales Price..........................6
Exchange Act.................8    Warrant...................................1
Exercise Date................7    Warrant Shares............................2
First Sale Date..............7












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                               PURCHASE AGREEMENT

         This Purchase Agreement (the "Agreement") dated October 22, 1998, is entered into by and between Revenge Marine, Inc., a Delaware corporation ("Revenge"), and BYC Acquisition Corporation, a Delaware corporate ("BYC").

                                    RECITALS

         The parties desire to consummate the purchase and sale of substantially all of the assets of BYC, and the transfer and assumption of certain of the liabilities of BYC, upon the terms and conditions set forth in this Agreement.

         The parties hereto agree as follows:

1. PURCHASE AND SALE. BYC hereby grants, bargains, sells, transfers, assigns and delivers to Revenge all right, title and interest in and to all of the assets listed on Schedule 1A (collectively, the "BYC Assets") and all of its obligations with respect to those liabilities listed on Schedule 1B (collectively, the "Assumed Liabilities"), and Revenge hereby purchases from BYC the BYC Assets and agrees to assume, perform and discharge the Assumed Liabilities. All assets and liabilities of BYC not specifically included as BYC Assets or BYC Liabilities will remain the property or obligation of BYC, as the case may be, and Revenge will have no interest therein or obligation therefor. In consideration of the transfer, assignment and delivery of the BYC Assets and BYC Liabilities:

                (a) Revenge is paying BYC $905,455 in immediately available funds by wire transfer to BYC's designated account, which amount represents $1,005,455 less a credit for the amount paid under the Option Agreement, and

                (b) Revenge is issuing to BYC a warrant (the "Warrant") to purchase up to 545,455 shares (subject to adjustment) of Revenge's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price of $6.44 per share (subject to adjustment), for which BYC will pay Revenge the par value of the Warrant Shares, and

                (c)      Revenge shall pay BYC the fees described in Section 4.

2.       CLOSING. Simultaneously with the execution and delivery of this
Agreement:

         (a) BYC shall execute and deliver, or caused to be executed and delivered, a Bill of Sale for the BYC Assets (conveying title thereto free and clear of all liens, claims or encumbrances of any kind).

         (b) Revenge shall make the payment pursuant to Section 1(a), and shall execute and deliver, or caused to be executed and delivered, the following documents:


             (1) The Warrant specified in Section 1(b).



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             (2) An opinion of counsel reasonably satisfactory to BYC

3. WARRANT. This section describes certain provisions specific to the Warrant and the shares of Common Stock that BYC may from time to time acquire upon exercise of the Warrant (the "Warrant Shares"):

         (a) DEMAND REGISTRATION. Upon BYC's written request in accordance with
Section 3(c) any time on or after the first anniversary of the first exercise of the Warrant Shares but before the fourth anniversary of such exercise, Revenge will use reasonable efforts to register under the Securities Act any Warrant Shares, as soon as reasonably practicable following such request so as to permit the sale of such shares. Revenge will be entitled to postpone for a reasonable period of time, the filing of any registration statement otherwise required to be prepared and filed by it with respect to such registration if, at the time it receives such request, Revenge (i) in its reasonable judgment and based on the advice of counsel, determines that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction and promptly gives BYC written notice of such determination, or (ii) has filed or is about to file a registration statement relating to Revenge's securities and the managing underwriters of such offering have advised in writing that the filing of a registration statement would materially and adversely affect Revenge's offering. If Revenge so postpones a registration statement filing, then BYC may withdraw the request for registration by giving Revenge written notice within 30 calendar days after receipt of the notice of postponement. Revenge will have no further obligation to register any Warrant Shares under this Section 3(a) after it has filed two separate registration statements that have become effective pursuant to requests by BYC under this Section 3(a).

          (b) PIGGYBACK REGISTRATION. At any time after an initial public offering of shares, if Revenge proposes to register under the Securities Act any of its Common Stock or other securities convertible into Common Stock relating to an underwritten public sale of such securities, it will at each such time give written notice to BYC of its intention to do so, together with reasonable details regarding such proposed registration and sale. Upon BYC's written request in accordance with Section 3(c) made within 15 days after the receipt of any such notice, Revenge will use reasonable efforts to include in such registration the number of Warrant Shares requested by BYC. Notwithstanding the foregoing, Revenge will not be required to provide BYC notice of, and BYC will not have any right to have Warrant Shares included in,
 (i) a registration of securities solely in connection with any plan for the acquisition of securities by employees of Revenge or any dividend reinvestment plan, (ii) a registration on Form S-4 or similar form or (iii) a registration of securities solely in connection with the acquisition of a business. Revenge's obligations under this Section 3(b) are subject to the following conditions:

         (1) If at any time after giving written notice of its intention to register any securities under this Section 3(b) and prior to the effective date of the registration statement filed in connection with such registration, Revenge determines for any reason not to register such securities, Revenge will give BYC written notice of such determination and, thereupon, will be relieved from its obligation to proceed with such registration.



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         (2)   If the managing underwriter advises Revenge in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Warrant Shares to be included in such registration will be limited and will be allocated among the persons selling such securities in the following order of priority: (i) first to be registered will be the securities Revenge proposes to sell, and
               (ii) next to be registered will be the Warrant Shares and any other Common Stock subject to similar piggyback registration rights granted by Revenge, in proportion, as nearly as practicable, to the number of Common Stock desired and eligible to be sold by each holder of such Common Stock.

         (c) FORM OF BYC REQUEST. Each BYC request for registration under
Section 3(a) or (b) will (i) specify the number of Warrant Shares intended to be offered and sold, and (ii) describe the intended method of disposition of such Warrant Shares.

         (d) REGISTRATION EXPENSES. Revenge will pay all registration expenses in connection with any registration of Warrant Shares under Section 3(a) or (b). The registration expenses referred to in the preceding sentence include, without limitation, the fees and expenses of Revenge's counsel and accountants, the fees and expenses of BYC's counsel (up to $10,000), the costs and expenses incident to the preparation, printing and filing by Revenge of the registration statement (including the financial statements included in, and all amendments and exhibits to, the registration statement), the preliminary prospectus and the final prospectus and any amendment or supplement to any of the foregoing, the filing fees of the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc., and of any state securities or blue sky authorities, the fees and expenses of counsel in connection with the qualification of the securities under state securities or blue sky laws, the costs of printing and copying the various underwriting and blue sky documents, any fees relating to the listing of the securities on the National Association of Securities Dealers, Inc. Automated Quotation System or in any other market in which Revenge's securities are traded, the cost of printing certificates representing the securities being offered, any fees of the transfer agent, the cost of preparing and publishing advertisements, including "tombstone" advertisements, relating to the offering, and the cost of preparing bound volumes relating to the offering; provided, however, that BYC and Revenge shall share equally all costs of printing and delivering preliminary and final prospectuses in connection with any registration of Warrant Shares under Section 3(a). BYC will be solely responsible for any underwriting discounts or commissions applicable to its securities sold in the offering. Notwithstanding the foregoing, Revenge and BYC will in good faith discuss BYC sharing a pro rata portion of the offering expenses in connection with any registration of Warrant Shares under Section 3(a) or (b) if such sharing is required to effect the registration of securities in a particular jurisdiction and the managing underwriter advises Revenge in writing that, in its opinion, the registration of securities in that jurisdiction is necessary to assure a successful offering.

         (e) REGISTRATION PROCEDURES. If and whenever Revenge is required to use reasonable efforts to effect the registration of any Warrant Shares under the Securities Act as provided in Sections 3(a) and (b), Revenge will promptly:


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         (1)   prepare and file with the SEC a registration statement with respect to such Warrant Shares and use reasonable efforts to cause such registration statement to become effective;

         (2) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period up to 180 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by BYC as set forth in such registration statement;

         (3) furnish to BYC such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as BYC may reasonably request in order to facilitate the disposition of the Warrant Shares by BYC; provided, however, that BYC and Revenge shall share equally all costs of printing and delivering preliminary and final prospectuses in connection with any registration of Warrant Shares under Section 3(a);

         (4) use its reasonable efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as BYC may reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable BYC to consummate the disposition in such jurisdictions of the Warrant Shares owned by BYC, except that Revenge will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

         (5) notify BYC at any time when a prospectus relating to its Warrant Shares is required to be delivered under the Securities Act of the happening or any event as a result of which the prospectus included in such registration statement, as then in effect, is known by Revenge to include an untrue statement of material fact or to omit to state any material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances then existing (provided that the period during which such a condition may occur shall not be permitted by the Company to persist for longer than 30 days nor shall two or mor such periods be permitted by the Company to persist for an aggregate of longer than 60 days during the term of such registration), and promptly prepare, file and furnish to BYC a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as delivered to the purchasers of such securities, such prospectus shall not include an untrue


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                   statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (6) advise BYC as to the time when such registration statement becomes effective and as to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the institution of any proceedings for that purpose, and use reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued.

BYC will furnish to Revenge such information regarding BYC and the distribution of the Warrant Shares as Revenge may from time to time reasonably request.

          (f) TAG-ALONG RIGHTS. If at any time Revenge proposes to sell securities representing, or convertible into or exchangeable for, more than 20% of its then outstanding Common Stock to a third party, other than pursuant to a registered public offering under the Securities Act or a bona fide business acquisition, then Revenge will give written notice to BYC. BYC may, upon giving written notice to Revenge within 20 business days after receipt of Revenge's notice, participate in such sale at the same price and upon the same terms and conditions as are applicable to Revenge in such transaction. BYC may sell up to the lesser of (i) one third of the total number of shares proposed to be sold by Revenge, or (ii) all of the Warrant Shares. If BYC gives timely notice under this Section 3(f), then Revenge will require as a condition precedent to consummating the purchase of shares from Revenge, that the purchaser purchase the Warrant Shares that BYC is entitled to sell under this Section 3(f), and Revenge will not complete its sale to the purchaser if the purchaser falls to satisfy such condition. The purchaser's purchase of the Warrant Shares be on terms no less favorable than those set forth in Revenge's notice referred to in the second preceding sentence.

          (g) RESTRICTIONS ON BYC'S RIGHTS. Notwithstanding any provision of this Section 3, BYC shall not have any demand registration rights under Section 3(a) or tag-along rights under Section 3(f) at any time in which BYC could sell the Warrant Shares it holds under Rule 144 or in another transaction exempt from registration during the following 180 days.

 4.       FEES.

          (a) Revenge will pay BYC a fee of 2% of the Unit Sales Price for each Blackfin Vessel sold, leased or otherwise disposed of at any time from the date of this Agreement to the third anniversary of the First Sale Date. The fee will be due and payable monthly by wire transfer to BYC's designated account in United States dollars within 30 days following each month for the Blackfin Vessels sold, leased or otherwise disposed of during such month. Revenge will simultaneously with each such payment furnish BYC a written certification showing the quantity of Blackfin Vessels sold, leased or otherwise disposed of during the month, as well as year-to-date, together with such other information as BYC may from time to time reasonably request. The first such certificate will clearly identify the First Sale Date. Upon payment of the fee under
 Section 4(b), Revenge will have no further obligation to BYC for fees



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under this Section 4(a). Notwithstanding the above, the time for payment of this fee shall be upon delivery of the Blackfin Vessel to the customer.

            (b) If at any time on or before the third anniversary of the First Sale Date, Revenge sells, leases or otherwise disposes of all or substantially all of the Designated Assets in one or more transactions before it has paid BYC at least $900,000 in the aggregate under Section 4(a), then Revenge will pay BYC a fee equal to (i) $900,000, minus (ii) the aggregate of all fees actually paid by Revenge under Section 4(a) on or before the date of such payment. The fee will be due and payable by wire transfer to BYC's designated account in United States dollars within 10 days following such sale, lease or other disposition. Revenge will simultaneously with such payment furnish BYC a written certification showing the calculation of the amount due under this Section 4(b), together with such other information as BYC may reasonably request.

            (c) Revenge will maintain complete, clear and accurate records in sufficient detail to enable the fees payable under this Section 4 to be determined or audited, and Revenge will retain such records, and make them available for inspection at any time, for a period of four years. BYC may designate independent certified public accountants reasonably acceptable to Revenge to audit, on a confidential basis, any fee certificates delivered or due to BYC pursuant to this Section 4, provided that no more than two such audits may be conducted during any 12-month period. Revenge will give the accountants reasonable access to its facilities, as well as the opportunity to inspect at such facilities all records that are reasonably necessary for the accountants to determine if the fees have been properly calculated. The accountants will not disclose any financial information but will only state that the calculated fees were correct or that Revenge has correctly paid, overpaid or underpaid the fees. If the accountants determine that Revenge has underpaid the fees, then Revenge will promptly pay BYC the amount of the underpayment, together with interest calculated from the date such amount was originally due at the rate of 12% per annurn or the maximum amount permitted by applicable law, if lower, by wire transfer to BYC's designated account in United States dollars. If the accountant determines that Revenge has overpaid the fees, then Revenge will receive a credit in the amount of such overpayment on its next quarterly payment. BYC will bear the costs of the audit unless the accountants determine that Revenge has underpaid the fees by ten percent or more, in which case Revenge will bear such costs.

         (d)   For purposes of this Agreement:

         (1) "Unit Sales Price" means, with respect to the sale, lease or other disposition of a Blackfin Vessel, actual invoice price, f.o.b. factory, after deducting regular trade and quantity discounts, but before deducting any other items, including but not limited to freight allowances, cash discounts, and agents' commissions; or if the Blackfin Vessel is not sold, but is instead leased or otherwise disposed of, (i) the highest price at which Revenge is offering to sell a comparable Blackfin Vessel, or (ii) if Revenge is not currently offering a comparable Blackfin Vessel for sale, 120% of Revenge's manufacturing costs related to such vessel, including reasonable allocations for overhead and other fixed costs.



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         (2)   A "Blackfin Vessel" means any marine vessel directly or
               indirectly manufactured by or on behalf of, or under license from, Revenge that in any way uses any of the Designated Assets.

         (3) "Sale, lease or other disposition" and similar phrases mean any sale, lease, loan, license or other disposition, regardless of whether or not title is transferred, but does not, with respect to any Blackfin Vessel, include any short-term transfer of possession for purposes of bona fide vessel testing or demonstration.

         (4) "Designated Assets" means (i) the molds included in the BYC Assets, (ii) the trademarks included in the BYC Assets, and (iii) any other assets included in the BYC Assets that are identified in Schedule 1A as "Designated Assets."

         (5) The "First Sale Date" means the date on which Revenge first sells, leases or otherwise disposes of a Blackfin Vessel in a bona fide third-party transaction.

5. REPRESENTATIONS AND WARRANTIES OF REVENGE. Revenge hereby represents and warrants to BYC on the date hereof and on each Exercise Date (as defined in the Warrant) as follows:

         (a) Revenge has been duly incorporated and is validly existing in good standing under the laws of State of Delaware.

         (b) The execution, delivery and performance of this Agreement and the Warrant by Revenge have been duly authorized by all requisite corporate action; and no further consent or authorization of Revenge, its Board of Directors or its stockholders is required. This Agreement and the Warrant have been duly executed and delivered by Revenge and, when duly authorized, executed and delivered by BYC, will be valid and binding agreements, enforceable against Revenge in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

         (c) Revenge has full corporate power and authority necessary to execute and deliver this Agreement and the Warrant and to perform its obligations hereunder and thereunder.

         (d) No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Revenge of this Agreement or the Warrant or the performance by Revenge of any of its obligations hereunder or thereunder, other than, with respect to any Exercise Date, any consent, approval, authorization or order which is received on or prior to such date.

         (e) Neither the execution and delivery by Revenge of this Agreement or the Warrant nor the performance by Revenge of any of its obligations hereunder or thereunder:

         (1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) the Certificate of Incorporation or by-laws



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               of Revenge or any of its subsidiaries or any Certificate of
               Designation relating to any securities of Revenge or any of its subsidiaries, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of which Revenge is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over Revenge or any of its subsidiaries or any of their respective properties or assets,
               (iii) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Revenge or any of its subsidiaries is a party, by which Revenge or any of its subsidiaries is bound, or to which any of the properties or assets of Revenge or any of its subsidiaries is subject, (iv) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Revenge or any of its subsidiaries is a party or (v) any rules of the National Association of Securities Dealers, Inc. applicable to Revenge or the transactions contemplated hereby; or

         (2) results in the creation or imposition of any lien, charge or encumbrance upon (i) the Warrant or (ii) any of the properties or assets of Revenge or any of its subsidiaries.

         (f) Revenge has authorized and reserved 545,455 shares of Common Stock for issuance upon exercise of the Warrants. When issued to BYC against payment therefor in accordance with the terms of the Warrant, each Warrant Share (i) will have been duly and validly authorized, duly and validly issued, fully paid and nonassessable; (ii) will be free and clear of any security interests, liens, claims or other encumbrances; and (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Revenge.

         (g) There is no pending or, to the best knowledge of Revenge, threatened action, suit, proceeding or investigation before any court, governmental agency, self regulatory agency, or body, or arbitrator having jurisdiction over Revenge or any of its affiliates that would materially adversely affect Revenge, or the execution or performance of its obligations under this Agreement or the Warrant.

         (h) Revenge has timely filed all filings with the SEC under the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), required to be filed by Revenge pursuant to such Acts, and no such filing, or press release containing information material to the business of Revenge as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         (i) As of October 15, 1998, the authorized capital stock of Revenge consisted of 10,000,000 shares of Common Stock of which 2,571,978 shares were issued and outstanding. All such shares are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof. There are no outstanding options, warrants, scrip, rights to subscribe to,



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calls or commitments of any character whatsoever granted or issued by Revenge and relating to, or securities or rights granted or issued by Revenge and convertible into, any shares of capital stock of Revenge or any of its subsidiaries, or arrangements by which Revenge or any of its subsidiaries is or may become bound to issue additional shares of capital stock of Revenge or any of its subsidiaries. There are no outstanding debt securities issued by Revenge. There are no agreements or arrangements under which Revenge or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act. Revenge has furnished to BYC true and correct copies of the Certificate of Incorporation and bylaws, as in effect on the date hereof.

6. REPRESENTATIONS AND WARRANTIES OF BYC. BYC hereby represents and warrants to Revenge on the date hereof as follows:

         (a) BYC has been duly incorporated and is validly existing in good standing under the laws of State of Delaware.


         (b) The execution, delivery and performance of this Agreement by BYC have been duly authorized by all requisite corporate action; and no further consent or authorization of BYC, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by BYC and, when duly authorized, executed and delivered by Revenge, will be a valid and binding agreement, enforceable against BYC in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

         (c) BYC is transferring good and marketable title to the BYC Assets, free and clear of all liens, encumbrances or claims. EXCEPT FOR THE FOREGOING, BYC IS TRANSFERRING THE BYC ASSETS AS IS WHERE IS AND WITH ALL FAULTS, BYC HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES REGARDING THE BYC ASSETS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (d) Subject to Section 3, BYC understands that the Warrant and the Warrant Shares have not been registered under the Securities Act and may not be re-offered or resold other than pursuant to such registration or an available exemption therefrom.

         (e) BYC is an "accredited investor" as that term is defined in Regulation D. BYC is acquiring the Warrant for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof except pursuant to sales registered under the Securities Act or an exemption from registration statement.

7.        COVENANTS. Revenge covenants and agrees with BYC as follows:

         (a) Following an initial public offering of Common Stock and for so long as any portion of the Warrant remains outstanding, Revenge will use reasonable efforts to (i) maintain the eligibility of the Common Stock for quotation on NASDAQ National Market ("NASDAQ") or listing on a national or regional securities exchange (as defined in the Exchange Act) and (ii)


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use reasonable efforts to regain the eligibility of the Common Stock for quotation on NASDAQ in the event that the Common Stock is delisted by NASDAQ or national or regional securities exchange.

         (b) Revenge will (i) provide BYC with an opportunity to review and comment on any public disclosure by Revenge of information regarding this Agreement and the transactions contemplated hereby, (ii) promptly notify BYC if there is any public disclosure by Revenge of material information regarding Revenge or its financial condition, prospects or results of operation and (iii) provide BYC with copies of all registration statements, annual reports, quarterly reports, proxy materials and other filings with the SEC, NASDAQ and any national or regional securities exchange on which the Common Stock is listed.

         (c) Revenge will comply with the terms and conditions of the Warrant as set forth in the Warrant (as duly amended from time to time by the parties hereto).

         (e) For so long as any portion of the Warrant remains outstanding, Revenge will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon exercise of such Warrant, the maximum number of Warrant Shares then so issuable. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the exercise of the Warrant for all the Warrant Shares issuable thereunder, Revenge shall use reasonable efforts to increase its number of authorized shares of Common Stock to such number of shares as shall be sufficient to effect such exercise, including causing its Board of Directors to call a meeting of stockholders and recommending such increase, and after obtaining any such approval Revenge shall reserve for issuance to BYC the number of shares of Common Stock required to effect such exercise.

         (f) Revenge will fully, faithfully and timely perform the Assumed Liabilities in a good and workmanlike manner, and, to the extent such Revenge engages a third party to perform any of the Assumed Liabilities, will cause such third party to fully, faithfully and timely perform the Assumed Liabilities in a good and workmanlike manner.

         (g) Revenge will furnish BYC financial statements as follows: (i) within 30 days after the end of each calendar quarter, financial statements prepared and certified by management, and (ii) within 90 after the end of each fiscal year, audited financial statements, prepared by certified public accountants of national standing. The financial statements provided by Revenge under this subsection (g) will be prepared in accordance with generally accepted accounting principles, consistently applied, and will include all balance sheets, cash flows and earnings statements, and other financial information which lender may from time to time reasonably request.

         (h) From the Closing Date to the first anniversary of the Closing Date, BYC will be responsible for advancing on behalf of Revenge all sums necessary to satisfy the Assumed Liabilities. On the first anniversary of the Closing Date, Revenge will reimburse for all amounts so advanced up to $75,000.

         (i) As long as the Warrant or any Warrant Shares are outstanding, unless DDC otherwise consents in advance in writing:

         (1) Revenge will continue to engage in business of the same general type as conducted on the Closing Date and do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

         (2) Revenge will not enter into any merger, consolidation, amalgamation or share exchange, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

         (3) Revenge will not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, other than in the ordinary course of business.

         (4) Revenge will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate unless such transaction is (a) in the ordinary course of Revenge's and such affiliate's business and (b) upon fair and reasonable terms no less favorable to Revenge than it would obtain in a comparable arm's length transaction with a person which is not an affiliate.

         (j) Within 180 days after the Closing Date, Revenge will acquire substantially all of the assets of Revenge Marine, Inc., a Nevada corporation, pursuant to a purchase, merger, share exchange or similar transaction upon fair and reasonable terms no less favorable to Revenge than it would obtain in a comparable arm's length transaction with a person which is not an affiliate.

8. LEGEND. BYC understands that the certificates or other instruments representing the Warrant and, until such time as the Warrant Shares shall have been sold pursuant to a registration under the Securities Act as contemplated by this Agreement, the stock certificates representing the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and Revenge shall issue a certificate without such legend to any holder of the Warrant Shares if, unless otherwise required by state securities laws, (i) the same are sold pursuant to an effective registration statement under the Securities Act, or (ii) in connection with a sale transaction, such holder provides Revenge with an opinion of counsel, in form, substance and scope reasonably acceptable to Revenge, to the effect that a public sale, assignment or transfer thereof maybe lawfully effected without registration under the Securities Act, or (iii) such holder provides Revenge with assurances reasonably satisfactory to Revenge that the same may be publicly sold pursuant to Rule 144 without restriction.

 9. FEES AND EXPENSES. Except as otherwise provided in this Agreement or the Warrant, each party will be bear its own legal fees and expenses incurred in connection with preparing this Agreement and the related transactions. Revenge will be responsible for, and will timely pay, all taxes and assessments relating to the transfer of the BYC Assets and Assumed Liabilities and all taxes and assessments, from and after the date of this Agreement, relating to the BYC Assets and Assumed Liabilities, including all sales, use and transfer taxes.

 10.     INDEMNIFICATION.

         (a) INDEMNIFICATION OF BYC. Revenge hereby agrees to indemnify BYC and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons against any claim, demand, action, liability, damages, loss, cost, settlement, disposition or expense (including, without limitation, reasonable legal fees and reasonable investigation expenses), that it incurs in connection with:

         (1) any material breach of or failure to perform any covenant, agreement or obligation of Revenge made in this Agreement or the Warrant;

         (2) any material inaccuracy in or material breach of the representations and warranties of Revenge made in this Agreement or the Warrant;

         (3) any matter arising from or relating to the BYC Assets or the Assumed Liabilities or the use thereof from and after the date of this Agreement; provided that the maximum liability of Revenge for the Assumed Liabilities will not exceed $75,000 in the aggregate;

         (4) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, or any related preliminary prospectus filed by or on behalf of Revenge, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except to the extent that any such claim, demand, action, liability, damages, loss, cost, settlement, disposition or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Revenge by, or on behalf of, BYC specifically for use therein.

         (b) INDEMNIFICATION OF REVENGE. BYC hereby agrees to indemnify Revenge and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons against any claim, demand, action, liability, damages, loss, cost, settlement, disposition or expense (including, without limitation, reasonable legal fees and reasonable investigation expenses), it incurs in connection with:

         (1) any material breach of or failure to perform any covenant, agreement or obligation of BYC made in this Agreement or the Warrant;

         (2) any material inaccuracy in or material breach of the representations and warranties of BYC made in this Agreement or the Warrant;

         (3) any matter arising from or relating to the BYC Assets or the Assumed Liabilities or the use thereof before the date of this Agreement and any matter arising from or relating to any asset or liability of BYC that is not part of the BYC Assets or the Assumed Liabilities;

         (4) any liability of BYC not designated as part of the Assumed Liabilities; and

         (5) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, or any related preliminary prospectus filed by or on behalf of Revenge, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the to the extent that any such claim, demand, action, liability, damages, loss, cost, settlement, disposition or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Revenge by, or on behalf of, BYC specifically for use therein.



         (c) CONDUCT OF CLAIMS. Whenever a claim for indemnification arises under this Section 11, the party seeking indemnification (the "Indemnified Party") will notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the relevant event or proceeding and the facts constituting the basis for such claim in reasonable detail. Upon delivery of such notice, such Indemnified Party will take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such event or proceeding. Such Indemnifying Party shall have the right to retain counsel of its choice in connection with such event or proceeding and to participate at its own expense in the defense of any such event or proceeding. An Indemnifying Party will not, without the prior written consent of the applicable Indemnified Parties (which consent may not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this
Section 11 unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement constituting an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto will remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or controlled by or under common control with, such party and will survive delivery of and payment for the Warrant and any Warrant Shares.

12. NOTICES. All communications hereunder will be in writing, and will be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile

                  If to Revenge:     Revenge Marine, Inc.
                                     775-B Taylor Lane
                                     Dania, Florida 33004
                                     Fax: (954) 927-9498
                                     Attention: Don Mitchell, President

                  If to BYC:         BYC Acquisition Corporation
                                     c/o Detroit Diesel Corporation
                                     13400 Outer Drive, West
                                     Detroit, Michigan 48239-4001
                                     Fax: (313) 592-7323
                                     Attention: Daniel J. McEnroe, Treasurer
13.      MISCELLANEOUS.

         (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

         (b) This Agreement and the Warrant shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 11 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. BYC may not transfer its rights and obligations under this Agreement or the Warrant without Revenge's prior written consent, which may not be unreasonably withheld or delayed, except that BYC may transfer its rights and obligations to Detroit Diesel Corporation (or any of its affiliates) without such consent. Revenge may not assign its rights or obligations under this Agreement or the Warrant.

         (c) This Agreement and the Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Michigan, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any Federal court in the Eastern District of Michigan or appropriate State court in Michigan and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement and the Warrant. Each of the parties hereto hereby waives any objection to any such suit, action or proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that such suit, action or proceeding has been brought in an inconvenient forum.

         (d) The provisions of this Agreement and the Warrant are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable as a whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement or the Warrant.

         (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         (f) This Agreement and the Warrant constitute the entire agreement and supersedes all prior agreements and understandings, written or oral, between the parties hereto with respect to the subject matter of this Agreement and the Warrant, including the Option Agreement. Neither this Agreement nor the Warrant is intended to confer upon any person other than the parties hereto any rights or remedies hereunder or thereunder.

         (g) As used in this Agreement, the phrase "reasonable efforts" means, with respect to any action, those reasonable good faith efforts required to diligently pursue completion of the subject action in a timely manner.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                        REVENGE MARINE, INC.



                                        By: /s/ Donald Mitchell
                                           ---------------------------------
                                             Donald Mitchell
                                             Its: President


                                        BYC ACQUISITION CORPORATION


                                        By:
                                           ---------------------------------
                                              Daniel J. McEnroe
                                              Its: Vice President

                                   SCHEDULE 1A

                                   BYC ASSETS
                                   ----------

 MOLDS AND RELATED ASSETS
---------------------------------------------------------------------------------------------------------
 24' BLACKFIN                       29' BLACKFIN                         38' BLACKFIN
 Hull                               Combi Hull                           Combi Deck
 Deck                               Combi Deck                           Combi Liner
 Liner                              Combi Liner                          Combi Patterns & Templates
 Parts                              Flybridge Deck                       Combi Drawings & Blueprints
 Drawings & Blueprints              Flybridge Liner                      Flybridge Deck
                                    Parts                                Flybridge Liner
 25' BLACKFIN                       Patterns & Templates                 Flybridge Patterns & Templates
 Hull                               Drawings & Blueprints                Flybridge Drawings &
 Deck                               Hull Plug                              Blueprints
 Liner
 Parts                              31' BLACKFIN                         40' BLACKFIN
 Drawings & Blueprints              Combi Hull                           Combi Hull
                                    Combi Deck                           Combi Deck
 27' BLACKFIN SPORTSMAN             Combi Liner                          Combi Liner
 Hull                               Combi Parts                          Combi Patterns & Templates
 Deck                               Patterns & Templates                 Combi Drawings & Blueprints
 Liner                              Drawings & Blueprints
 Parts                                                                   46' BLACKFIN
 Patterns & Templates               33' BLACKFIN                         Hull
 Drawings & Blueprints              Hull                                 Deck
                                    Combi Deck                           Parts
                                    Combi Liner                          Drawings & Blueprints
                                    Combi Parts
                                    Combi Patterns & Templates           MISCELLANEOUS
                                    Combi Drawings & Blueprints          All other Blackfin molds, plugs
                                    Flybridge Deck                       and related parts that appear on
                                    Flybridge Liner                      the August 6, 1998 Valuation
                                    Flybridge Parts                      Report prepared by Seamaster
                                    Flybridge Patterns & Templates       Yachts, to the extent they exist
                                    Flybridge Drawings &                 in the Blackfin assets held by
                                      Blueprints                         BYC on the date hereof.

INTANGIBLES
--------------------------------------------------------------------------------
All patents, trademarks, copyrights, service marks, trade names, corporate name and logos associated with Blackfin, Blackfin Yacht and Blackfin Yacht Corporation.

MISCELLANEOUS
--------------------------------------------------------------------------------
Miscellaneous production and office equipment.

                                   SCHEDULE 1B

                               ASSUMED LIABILITIES
                               -------------------


   HULL          SERVICE DATE           BROKER           WARRANTY EXPIRES               CUSTOMER
   ----          ------------           ------           ----------------               --------

 29-775           02/10/98      RBI (Coleman)            Parts--2/10/99              Robert J. Bryan
                                                         Hull--2/10/03               13140 SW 95th Ave. Miami, FL
                                                                                     33176 (305) 264-8799

 31-153           02/12/98      RBI                      Parts--2/12/99              John S. Marini
                                                         Hull--2/12/03               367 Bolivar
                                                                                     Canton, MA

 31-154           02/25/98      RBI                      Parts--2/25/99              William C. Scott
                                                         Hull--2/25/03               503 Savoy
                                                                                     Sugarland, TX 77478

 33-293           03/11/98      Moran Yachts (Callahan)  Parts--3/11/99              Robert Furness
                                                         Hull-- 3/11/03              2755 E. Oakland Park
                                                                                     Ft. Lauderdale, FL 33306
                                                                                     (954) 561-3777

 33-294           03/05/98      RBI (RCY Deal)           Parts--3/5/99               David Boyer
                                                         Hull--3/5/03                306 Laurel Lane
                                                                                     Haverford, PA 19401

 33-295           10/25/97      Clark's Landing (Levy)   Parts--10/25/98             Martin Judge
                                                         Hull--10/25/02              4414 5th Ave.
                                                                                     Avalon, NJ 08202
                                                                                     (609) 967-1880

 33-543           04/03/98      RBI                      Parts--4/3/99               Lee Goodbar
                                                         Hull--4/3/03                6 South Tejon
                                                                                     Colorado Springs, CO 80903

 33-544           12/10/97      Pete Horst Yacht Sales   Parts--12/10/98             James H. Price
                                                         Hull--12/10/02              601 Aldeborough Lane
                                                                                     Charlotte, NC 28270

 40-503           03/20/98      RBI                      Parts--3/20/99              Michael Cherico
                                                         Hull--3/20/03               1220 N. Market St.
                                                                                     Wilmington, DE 19801

 40-504           04/03/98      RBI                      Parts--4/3/99               Roberto Duran, Jr.
                                                         Hull-4/3/03                 Consultenos, S.A.
                                                                                     Panama

                              REVENGE MARINE, INC.
                            (A Delaware Corporation)
                             Secretary's Certificate

          I, the undersigned, being the duly elected, qualified and acting Secretary of REVENGE MARINE, INC., a Delaware corporation (the "Corporation"), and as such having access to the Corporation's corporate records and being familiar with the Purchase Agreement dated as of October 22, 1998 (the "Agreement"), between the Corporation and BYC Acqusition Corporation, and the Warrant issued thereunder, do hereby certify that I am authorized to execute and deliver this Certificate on behalf of the Corporation, and that:

          1. The following persons are the duly elected, qualified and acting officers of the Corporation and occupy the offices set opposite their respective names, and the signatures set opposite their names are the true signatures of said officers:

          NAME                         OFFICE                 SIGNATURE
          ----                         ------                 ---------

     Donald Mitchell                 President            /s/ Donald Mitchell
                                                          -------------------

          2. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto, together with a certificate of the Secretary of State (or reproduction thereof) certifying as to the authenticity of such documents, and since the date of such certificate, such Certificate of Incorporation has not been revoked and remains in full force and effect on the date hereof.

          3. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Corporation as in effect on the date hereof. Such Bylaws have not been rescinded or modified and remain in full force and effect.

          4. Attached hereto as Exhibit C are resolutions adopted by the Board of Directors at a duly convened meeting on October 14, 1998, authorizing the execution, delivery and performance of the Agreement and the Warrant. Such resolutions constitute the only resolutions adopted by the Board of Directors, or any committee thereof, in connection with the execution and delivery of the Agreement and such resolutions have not been amended or rescinded and each is in full force and effect on the date hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand, on behalf of the Corporation, as of October 22, 1998.

                                                        /s/ Linda D. Riznick
                                                        --------------------
                                                        Asst., Secretary

         I, Donald A. Mitchell, President of REVENGE MARINE, INC., a Delaware corporation (the "Corporation"), do hereby certify that Linda Riznick is the duly elected, qualified and acting Secretary of the Corporation, and that his signature set forth above is his true signature.

         IN WITNESS WHEREOF, I have hereunto set my hand as of October 22, 1998.


                                                  /s/ Donald A. Mitchell
                                                  ------------------------------
                                                  10/22/98, Pres.
                                                  ---------------

                                    EXHlBIT C

                                   RESOLUTIONS
                                   -----------

          MINUTES OF THE TELEPHONIC MEETING OF THE BOARD 0F DIRECTORS

                                       OF

                  REVENGE MARINE, INC. (A Delaware Corporation)

A telephonic meeting of the Board of Directors of Revenge Marine, Inc. (a Delaware Corporation), was held on the 14th of October, 1998 at 1:30 p.m.

There were present at said meeting the following directors constituting a majority of the full Board:

          Donald A. Mitchell
          William Robinson
          Linda Riznick
          James Gardiner
          Scott Flanders

          The meeting was called to order with a majority of the board present.

PRESIDING OFFICER

          Donald Mitchell, Chairman, called the meeting to order

VALIDITY OF MEETING

The chairman announced that the meeting was held pursuant to written Waiver of Notice thereof and consent thereto signed by all the Directors of the Corporation named as such by the incorporator thereof; such Waiver and consent was presented to the meeting and upon motion duly made, seconded, and unanimously carried, was made a part of the records of the meeting and now precedes the Minutes of this meeting in the Book of Minutes of the Corporation. The Chairman stated that the purpose of the meeting was (1) to approve the purchase of the BYC Acquisition Corporation from the Detroit Diesel Corporation,
(2) to approve the qualification of the Corporation to do business in the State of Florida, and (3) to appoint Desai Robinson and Linda Riznick as Assistant Secretaries for the Corporation.

RESOLVED

It was resolved that the Board of Directors has approved the purchase of BYC Acquisition Corporation, a Delaware Corporation, and any and all of its accompanying assets, tangible and intangible, pursuant to a purchase agreement to be finalized by the officers herein designated.

RESOLVED

It was resolved that the Board of Directors appoints Donald Mitchell and William Robinson to negotiate and finalize the purchase agreement with the designated representatives of the seller, Detroit Diesel Corporation, so as to conclude the purchase of such assets and/or stock.

RESOLVED

It was resolved that the Board of Directors has approved the intent and ability of the Corporation to do business in the State of Florida and to cause its designated officers to qualify the Corporation to register with the Secretary of State of Florida, Division of Corporations, so as to take all means and courses of action to so qualify Revenge Marine, Inc. (a Delaware Corporation) as a qualifying entity within the State of Florida.

RESOLVED

It was resolved that the Board of Directors hereby appoints Desai Robinson and Linda Riznick Assistant Secretaries of the Corporation.

ADJOURNMENT

There being no further business to come before the meeting, upon motion duly made, seconded, and unanimously carried, the meeting adjourned.




                                          ---------------------------
                                          William Robinson, Secretary



                                          /s/ Linda Riznick
                                          ----------------------------------
                                          Linda Riznick, Assistant Secretary

APPROVED:


--------------------------------------
Donald Mitchell, President

                 NOTICE OF NOTICE AND CONSENT TO THE HOLDING OF
                A TELEPHONIC MEETING OF THE BOARD OF DIRECTORS OF
                 REVENGE MARINE, INC. (A DELAWARE CORPORATION).

The undersigned, being the directors named as such by the incorporator of Revenge Marine, Inc. (a Delaware Corporation), desiring to hold a telephonic meeting of the Board of Directors of said corporation for the purpose of (1) approving the purchase of the BYC Acquisition Corporation from the Detroit Diesel Corporation, (2) approving the qualification of the Corporation to do business in the State of Florida, and (3) appointing Desai Robinson and Linda Riznick as Assistant Secretaries for the Corporation, does hereby waive notice of said meeting and consent to the holding thereof at the time and place designated hereunder:

The undersigned agree and consent that this meeting be held for the purpose of
(1) approving the purchase of the BYC Acquisition Corporation from the Detroit Diesel Corporation, (2) approving the qualification of the Corporation to do business in the State of Florida, and (3) appointing Desai Robinson and Linda Riznick as Assistant Secretaries for the Corporation, and transacting such other business as may be brought before said meeting; and do further agree that any business transacted at said meeting shall be valid and legal and of the same force and effect as though said meeting was held after notice duly given.

Dated: October 14, 1998



                                                  /s/ Donald A. Mitchell
                                                  ---------------------------
                                                  Donald Mitchell, Chairman